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                                                                    EXHIBIT 2(c)



              CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF YAVAPAI HILLS, INC. (FORMERLY CALLED JPC CONSTRUCTION, INC.) BEFORE PAYMENT OF CAPITAL FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON NOVEMBER 8, 1973, AND RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS FOR KENT COUNTY, DELAWARE, ON NOVEMBER 8, 1973












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              YAVAPAI HILLS, INC. (formerly called JPC Construction, Inc.), a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware,

              DOES HEREBY CERTIFY:

              1.     The name of the Corporation is YAVAPAI HILLS, INC.

              2. That a Certificate of Amendment of the Certificate of Incorporation before Payment of Capital was filed by the Secretary of State of Delaware on November 8, 1973 and recorded in the Office of the Recorder of Deeds of Kent County on November 8, 1973, and that said certificate requires correction as permitted by Subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

              3. The inaccuracy or defect of said Certificate to be corrected is as follows:

                     The Certificate of Amendment was executed by the Board of
              Directors of JPC Construction, Inc., whereas the Certificate of Amendment should have been signed by the chairman or vice-chairman of the Board of Directors, or by the president, or by a vice president, and attested by the secretary or an assistant secretary of JPC Construction, Inc.


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              4.     The Paragraph of the Certificate beginning with the words,
"WE, THE UNDERSIGNED," is corrected to read as follows:

              "JPC CONSTRUCITON, INC., a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, does hereby certify:"

              5. The execution and acknowledgment of the Certificate is corrected as follows:

              "IN WITNESS WHEREOF, JPC CONSTRUCTION, INC. has caused this Certificate to be signed by Michael J. Klein, its President, and attested by Howard A. Weiss, its Secretary, this 2nd day of November, 1973."

                                          JPC CONSTRUCTION, INC.


                                          By:  /s/ Michael J. Klein,
                                             -------------------------------
                                             Michael J. Klein, President
[Corporate Seal]

ATTEST:

  /s/ Howard A. Weiss
----------------------------
Howard A. Weiss, Secretary

              IN WITNESS WHEREOF, YAVAPAI HILLS, INC. has caused this certificate to be signed by Michael J. Klein, its President, and attested by Howard A. Weiss, its Secretary this 17th day of July, 1980.


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                                          YAVAPAI HILLS, INC.

                                          By:   /s/ Michael J. Klein
                                             -------------------------------
                                             Michael J. Klein, President

[Corporate Seal]

ATTEST:


/s/ Howard A. Weiss
----------------------------
Howard A. Weiss, Secretary







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